PRICING SUPPLEMENT NO. 15                                         Rule 424(b)(3)
DATED: December 6, 2005                                      File No. 333-121744
(To Prospectus dated February 2, 2005,
and Prospectus Supplement dated February 2, 2005)

                                 $12,410,781,162
                         THE BEAR STEARNS COMPANIES INC.
                           Medium-Term Notes, Series B

Principal Amount: $25,000,000    Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date: 12/12/2005  Fixed Rate Notes [ ]     Certificated Notes [ ]

Maturity Date: 12/12/2007        CUSIP#: 073928M75

Option to Extend Maturity:       No    [x]
                                 Yes   [ ]  Final Maturity Date:

                                              Optional          Optional
                         Redemption           Repayment         Repayment
   Redeemable On          Price(s)             Date(s)           Price(s)
   -------------       --------------       -------------      -----------
        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
------------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
---------------------------------------

Interest Rate Basis:                     Maximum Interest Rate:  N/A

[ ]  Commercial Paper Rate               Minimum Interest Rate:  N/A

[ ]  Federal Funds Effective Rate

[ ]  Federal Funds Open Rate             Interest Reset Date(s): *

[ ]  Treasury Rate                       Interest Reset Period: Quarterly

[ ]  LIBOR Reuters                       Interest Payment Date(s): **

[x]  LIBOR Telerate

[ ]  Prime Rate

[ ]  CMT Rate

Initial Interest Rate:  4.48%            Interest Payment Period: Quarterly

Index Maturity:  Three months

Spread (plus or minus):  +0.00%

* Commencing March 12, 2006 and on the 12th of each March, June, September, and December thereafter prior to Maturity.

** Commencing March 12, 2006 and on the 12th of each March, June, September, and December thereafter, up to and including the maturity date.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.